UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 9, 2006


                              Lincoln Park Bancorp
             (Exact name of registrant as specified in its charter)

           Federal                    000-51078                   61-1479859
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

31 Boonton Turnpike, Lincoln Park, New Jersey                        07035
---------------------------------------------                     ----------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (973) 694-0330
                                                     --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.     Other Events
               ------------

     On February 9, 2006 the Board of Directors of Lincoln Park Bancorp (the "Company") declared a special cash dividend on the Company's common stock of $0.05 per share. The dividend will be payable to stockholders of record as of March 2, 2006 and will be paid on March 16, 2006.

     Lincoln Park Bancorp, MHC, majority stockholder of the Company and owner of 999,810 shares of the 1,851,500 total shares outstanding, announced its intention to waive the right to receive its entire portion of the dividend, subject to regulatory approval.

     A copy of the press release dated February 10, 2006, giving details associated with the dividend is attached as Exhibit 99 to this report.

Item 9.01      Financial Statements and Exhibits
               ---------------------------------

(a)            Financial statements of businesses acquired. Not Applicable.

(b)            Pro forma financial information. Not Applicable.

(c)            Shell company transactions: Not Applicable.

(d)            Exhibits.

               The following exhibit is attached as part of this report:

               Exhibit 99 Press Release of Lincoln Park Bancorp dated February 10, 2006




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           LINCOLN PARK BANCORP


DATE:  February 15, 2006               By: /s/ Donald S. Hom
                                           -------------------------------------
                                           Donald S. Hom
                                           President and Chief Executive Officer

                                   EXHIBIT 99

                      PRESS RELEASE OF LINCOLN PARK BANCORP